Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Silvergate Capital Corporation of our report dated March 10, 2020 relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of Silvergate Capital Corporation for the year ended December 31, 2019, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP

Atlanta, Georgia

December 3, 2020